EXHIBIT 10.23
                                                                   -------------



                                 PROMISSORY NOTE
                                (Purpose Credit)


US$186,941                                                      Denver, Colorado
                                                               November 22, 2000


     FOR VALUE RECEIVED, the undersigned, Michael T. Fries (the "Borrower"), hereby promises to pay, on demand at any time, to the order of UNITED INTERNATIONAL PROPERTIES, INC., a Colorado corporation (the "Company"), and together with any of its successors or assigns (the "Holder"), at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, or at such other place as Holder may designate in writing from time to time, the principal sum of One Hundred Eighty-six Thousand Nine Hundred Forty-0ne Dollars (US$186,941) or, if less, the unpaid principal balance of such amount and any interest as set forth in this Note.

     This Note is being issued in modification and rearrangement of, but not in extinguishment of, the outstanding indebtedness originally evidenced by the Promissory Note in the original principal amount of $186,941, dated November 22, 2000, from Borrower to UnitedGlobalCom, Inc. ("UGC") (which note has been assigned to the Company). A payment of the entire outstanding principal amount, plus all accrued but unpaid interest thereon, shall in all events be due and payable on November 22, 2002.

     From the date of this Note and until paid in full, interest on the outstanding principal amount of this Note shall accrue at a variable rate per annum equal to (i) 2.5% plus the 90-Day LIBOR Rate (as defined below), if the Coverage Ratio (as defined below) is 200% or greater, or (ii) 3.5% plus the 90-Day LIBOR Rate, if the Coverage Ratio is less than 200%. The Coverage Ratio must at all times be no less than 100%. The 90-Day LIBOR Rate applicable to any interest payment date shall be determined as of the date of this Note, for the period November 22, 2000 through February 21, 2001, and thereafter shall be redetermined every May 22, August 22, November 22 and February 22. If any interest determination date is not a Business Day (as defined below), the 90-Day LIBOR Rate shall be determined on the next Business Day. All interest shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve 30-day months and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable and shall be payable in cash.

     The "90-Day LIBOR Rate" shall mean, as of any date on which such 90-Day LIBOR Rate is to be determined, the rate for 90-day deposits of United States Dollars that appears as of 11:00 a.m., London time, on the display of the Dow Jones Telerate Service (or any successor service), for the purpose of indicating the London interbank rates of major banks for United States Dollars. If more than one such rate appears on such service, the 90-Day LIBOR Rate shall be the arithmetic mean of such rates.


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     The  "Coverage  Ratio"  shall mean,  as of any date on which a 90-Day LIBOR
Rate is to be determined, 100% multiplied by a fraction, the numerator of which is the aggregate spread between exercise prices and closing market prices (as quoted on the principal stock exchange for a particular security) as of the date for which the Coverage Ratio is determined for the Purpose Credit Stock Options (as defined below) and the denominator of which is the unpaid principal balance and interest due but unpaid, as of the close of business on any interest payment date, under this Note and under any other note evidencing purpose credit of The Fries Family Partnership LLLP or Borrower in favor of Holder.

     "Stock Options" shall be defined to include all vested stock options and phantom stock options granted to Borrower as of this date and any granted in the future with respect to UGC, United Pan-Europe Communications N.V. ("UPC"), chello broadband N.V. and Austar United Communications Limited ("Austar"). "Purpose Credit Stock Options" shall mean the Stock Options described on
Schedule I to this Note and any Stock Options directly or indirectly securing any promissory note or guaranty heretofore or hereafter executed by Borrower or The Fries Family Partnership LLLP evidencing or guaranteeing indebtedness to the Company that constitutes purpose credit under Regulation U. "Non-Purpose Credit Stock Options" shall mean all of the Stock Options other than the Purpose Credit Stock Options. "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successor or replacement law or regulation. "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or London, England.

     Until this Note has been paid in full, the Borrower shall in no event (i) exercise any of the Purpose Credit Stock Options, unless all of the proceeds of such exercise are applied toward payment of due but unpaid interest or the outstanding principal balance of this Note or any other promissory note from Borrower or The Fries Family Partnership LLLP payable to the Company evidencing purpose credit under Regulation U, or (ii) take any steps to transfer any of such Purpose Credit Stock Options. Borrower hereby instructs UGC, UPC, chello broadband N.V. and Austar not to permit the exercise of any of the Purpose Credit Stock Options unless the proceeds are sent directly to the Company in payment of amounts owing under this Note or any other promissory note from Borrower or The Fries Family Partnership LLLP payable to the Company evidencing purpose credit under Regulation U. If the terms of the applicable stock option plans are amended to permit Borrower to pledge any of the Purpose Credit Stock Options, Borrower shall immediately pledge such Purpose Credit Stock Options to the Company. The Non-Purpose Credit Stock Options shall not constitute collateral or other direct or indirect security for the repayment of this Note.

     The Borrower further promises that, upon the release from collateral of any margin stock pledged by the Borrower in connection with any margin account, Borrower shall inform Holder of such release and if Holder so requests, Borrower shall promptly pledge such margin stock to the Holder, free and clear of any other lien, as security for the payment of this Note, and shall in connection with such pledge surrender to the Holder one or more certificates evidencing such margin stock and take such other action as may be necessary or desirable to perfect the Holder's security interest therein. Borrower further promises that Borrower will use best efforts to repay this Note from the proceeds of the sale



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


of any UGC or UPC stock other than stock acquired through Stock Options since the date of this Note (the application of proceeds from the sale of UGC or UPC stock acquired through the exercise of Stock Options being covered by the preceding paragraph).

     Upon failure of the Borrower to pay the unpaid principal amount of this Note within thirty (30) days of the date when such amount becomes due and payable, or failure of the Borrower to pay interest on the unpaid principal amount of this Note within thirty (30) days of the date such interest is due and payable, in addition to any other rights and remedies that the Holder may have hereunder or otherwise at law or in equity, Holder shall have the right to take any or all of the following actions: (a) cause the Purpose Credit Stock Options to be exercised to the extent necessary for payment in full hereof, and (b) cause any unexercised Purpose Credit Stock Options to immediately terminate and be of no further force or effect. Notwithstanding such termination, Borrower shall remain liable for all amounts due and owing under this Note.

     All payments under this Note shall be credited first toward interest then due and the remainder toward principal. The Borrower may prepay interest on and/or principal of this Note, in whole or in part, at any time without premium or penalty. All payments of the unpaid principal balance and interest will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by law.

     If an attorney is engaged by the Holder to enforce or construe any provision of this Note and the Holder prevails in any related court proceeding, the Borrower shall pay, on demand, all attorneys' fees and all other costs incurred by the Holder, together with interest on such amount from the date of such demand until paid, at the rate of interest then payable under this Note plus an additional three (3) percent.

     Except as expressly provided in this Note, the Borrower and all endorsers waive presentment, demand, and notice of dishonor.

     No delay or failure of the Holder in the exercise of any right or remedy under this Note shall be deemed a waiver of such right, and no exercise or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the Holder may have.

     This Note shall not be amended, and no collateral or other direct or indirect security for repayment of this Note shall be withdrawn, released or substituted, except in compliance with Regulation U.

     This Note shall be governed by and construed in accordance with the laws of the State of Colorado. The Borrower hereby submits to the jurisdiction of the United States District Court for the District of Colorado and of any court of the State of Colorado sitting in Denver, Colorado, for purposes of all legal proceedings arising out of or related to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or later have to the lack of personal jurisdiction or laying of the


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


venue of any such proceeding brought in such a court and any claim that any such proceeding brought in a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Holder retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note in any court that has jurisdiction over the Borrower and subject matter.

     IN WITNESS WHEREOF, the Borrower has duly executed this Note to be effective as of November 22, 2000, but executed this 16 day of May 2001.


                                                     /S/ Michael T. Fries
                                                     ---------------------------
                                                     Michael T. Fries















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


                                   SCHEDULE I
          (to Promissory Note (Purpose Credit) dated November 22, 2001 of Michael T. Fries)

                                PURPOSE ADVANCES


Date of Advance                                                Amount of Advance
---------------                                                -----------------

November 22, 2000                                                   $186,941




                              PURPOSE STOCK OPTIONS

Description of Stock Options      Valuation Date         Value on Valuation Date
----------------------------      --------------         -----------------------


UnitedGlobalCom, Inc. Stock          11/22/00                   $376,875
Options for 45,000 shares of
Class A Common (vested),
granted June 16, 1995









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